CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 15, 2009, relating to the financial statements and financial highlights which appears in the October 31, 2009 Annual Reports to Shareholders of Invesco Libor Alpha Fund (formerly known as AIM Libor Alpha Fund); one of the portfolios constituting AIM Investment Funds (Invesco Investment Funds) which is also incorporated by reference into such Registration Statement, and our reports dated April 9, 2010, relating to the financial statements and financial highlights which appear in the February 28, 2010 Annual Reports to Shareholders of Invesco Real Estate Fund (formerly known as AIM Real Estate Fund), Invesco Short Term Bond Fund (formerly known as AIM Short Term Bond) and Invesco U.S. Government Fund (formerly known as AIM U.S. Government Fund); three of the portfolios constituting AIM Investment Securities (Invesco Investment Securities), which are also incorporated by reference into such Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” in the prospectuses and “Other Service Providers” in the statements of additional information which are incorporated by reference into such Registration Statement.
/s/ PricewaterhouseCoopers, LLP
Houston, Texas
November 18, 2010